CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 113 to File No. 033-42484; Amendment No. 114 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated June 24, 2009, included in the Cambiar Funds 2009 Annual Report to shareholders.

                                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 26, 2009